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EDGE PETROLEUM CORPORATION

COMPUTATION OF EARNINGS PER SHARE
----------------------------------------------------------------------------------------------------------------------
    ..........................


                                                                      Three Months Ended          Nine Months Ended
                                                                         September 30,              September 30,
                                                                   -------------------------   -----------------------
                                                                        1999         1998         1999        1998

Basic weighted average common and common equivalent
   shares outstanding                                                9,163,151    7,772,580     8,514,561   7,771,903
Dilutive common stock options                                           71,160                                 30,798
                                                                    ----------   ----------     ---------   ---------
    shares outstanding                                               9,234,311    7,772,580     8,514,561   7,802,701
                                                                    ==========   ==========    ==========   =========


Net income (loss) before cumulative effect of accounting change       $ 95,702   $ (368,409)   $ (449,740)  $ 297,193

Cumulative effect of accounting change                                                                      1,780,835
                                                                     ---------   ----------    ----------  ----------
Net income (loss)                                                     $ 95,702   $ (368,409)   $ (449,740) $2,078,028
                                                                     =========   ==========    ==========  ==========


BASIC EARNINGS (LOSS)  PER SHARE:

  Net income (loss) before cumulative effect of accounting change       $ 0.01      $ (0.05)      $ (0.05)     $ 0.04

  Cumulative effect of accounting change                                                                         0.23
                                                                       -------      -------       -------     -------
  Basic earnings (loss) per share                                       $ 0.01      $ (0.05)      $ (0.05)     $ 0.27
                                                                       =======      =======       =======     =======

DILUTED  EARNINGS (LOSS) PER SHARE:

  Net income (loss) before cumulative effect of accounting change       $ 0.01      $ (0.05)        (0.05)     $ 0.04

  Cumulative effect of accounting change                                                                         0.23
                                                                       -------      -------       -------     -------
  Diluted earnings (loss) per share                                     $ 0.01      $ (0.05)      $ (0.05)     $ 0.27
                                                                       =======      =======       =======     -======
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